EXHIBIT 10.6

           CONFIRMATORY SPLIT DOLLAR AGREEMENT NO. 2

                         First Amendment


     Pursuant  to  the  provisions of Section 10 of  Confirmatory

Split Dollar Agreement No. 2 entered into as of December 31, 1996 by  and  between  Nortek, Inc., a Delaware corporation  having  a principal  place  of business in Providence,  Rhode  Island  (the

"Corporation"),  and Richard L. Bready, of said  Providence  (the

"Employee"),  the Corporation and the Employee hereby  amend  the

Agreement by changing Sections 2 and 3 to read as follows:

          "2.   The Employee shall continue to be the  owner

     of  the  Policy and, except to the extent  of  (a)  the

     Corporation's Interest in the Policy as provided herein

     or, if greater, (b) the Corporation's actual borrowings

     against the Policy as permitted under paragraph (a)  of

     Section  3 below, shall have and may exercise  all  the

     rights of a policy owner, including but not limited  to

     the   right  to  designate  the  beneficiaries,  select

     settlement  options,  borrow on  the  security  of  the

     Policy  and surrender the Policy.  Dividends shall  not

     be  applied to the payment of premiums unless otherwise

     agreed by the Corporation and the Employee.

          3.     The  Employee hereby affirms his assignment

     to  the  Corporation of the following limited ownership

     rights in the Policy:

          (a) The right to obtain one or more loans or advances on the Policy to the full extent that loans are permitted under the

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               terms  of the Policy, even  if  the
               amount of such loans or advances exceeds
               the Corporation's Interest in the Policy
               (determined   without   reduction    for
               outstanding indebtedness).

          (b)  The   right  upon  termination  of  this
               Agreement  to realize against  the  cash
               value   of  the  Policy  or  the   death
               proceeds payable under the terms of  the
               Policy,   as  the  case  may   be,   the
               Corporation's  Interest in  the  Policy.
               For  purposes of this subparagraph,  the
               sale,   surrender,   or   transfer    of
               ownership of the Policy by the  Employee
               or  his  assignee  shall  be  deemed   a
               termination  of  the  Agreement   unless
               consented  to  by  the Corporation.   If
               this  Agreement  terminates  during  the
               Employee's   lifetime,  the  Corporation
               shall  have no right of recovery against
               the  Employee or his assignee in  excess
               of  the  then cash value of the  Policy.
               Whenever  the Agreement terminates,  the
               Employee or his assignee shall  have  no
               right    of    recovery   against    the
               Corporation with respect to  the  excess
               of   the   then  outstanding  loans   or
               advances   on   the  Policy   over   the
               Corporation's  Interest  in  the  Policy
               (determined   without   reduction    for
               outstanding indebtedness).

     The  Employee  shall upon execution of  this  Agreement

     simultaneously   execute   a  confirmatory   collateral

     assignment securing the Corporation's rights under  the

     terms of this Agreement."

     SIGNED and SEALED in two original counterparts this 15th day of September, 1997.

                                   NORTEK, INC.


                                   By: /s/Kevin W. Donnelly
                                   Its: Vice President,
                                     duly authorized


                                   /s/ Richard L. Bready
                                   Richard L. Bready